UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 10, 2015, the Compensation Committee of the Board of Directors of PJT Partners Inc. (the “Company”) determined that annual bonus amounts payable in respect of fiscal 2015 to partners (which includes the named executive officers of the Company) may be paid entirely in cash at such time or times as determined by the Compensation Committee, instead of having a portion of the annual bonus payments deferred into restricted stock units of the Company under the PJT Partners Inc. Bonus Deferral Plan (the “Bonus Deferral Plan”). Any portion of the annual bonus payment that otherwise would have been deferred under the Bonus Deferral Plan would be subject to repayment obligations (i.e., a clawback) on terms determined by the Compensation Committee in its discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ James W. Cuminale
Name: James W. Cuminale
Title: General Counsel

Date: December 11, 2015